Exhibit 3.24

BY-LAWS

OF

ARTICLE I

OFFICES

SECTION 1.                                              REGISTERED OFFICE.  The corporation shall have and continuously maintain in the State of Missouri a registered office which may be, but need not be, the same as its place of business in the State of Missouri.

SECTION 2.                                              REGISTERED AGENT.  The corporation shall have and continuously maintain in the State of Missouri a registered agent, which agent may be either an individual, resident in the State of Missouri, whose business office is identical with the corporation’s registered office, or a corporation authorized to transact business in the State of Missouri, having a business office identical with the corporations’ registered office.

SECTION 3.                                              PRINCIPAL OFFICE.  The principal office of the Corporation shall be located in STATE OF MISSOURI and the Corporation may also have offices and branch offices or other such places within and without the State of Missouri as the Board of Directors may designate and the business transactions of the Corporation may require.

ARTICLE II

SHAREHOLDERS

SECTION 1.                                              ANNUAL MEETINGS.  There shall be an annual meeting of the Shareholders of Corporation, which meeting shall be held on the    /   day of FEBRUARY of each year succeeding the incorporation.  The annual meeting shall be for the purpose of, but not limited to, the election of directors of said corporation and transaction of other business.

SECTION 2.                                              SPECIAL MEETINGS.  Special meetings of the shareholders may be called by the president, by the Board of Directors, by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called or by such other officers or persons as may be provided in the articles of incorporation.

SECTION 3.                                              PLACE OF MEETING.  Meetings of shareholders shall be held at such place, either within or without the State of Missouri, as may be provided in a resolution of the Board of Directors.  In the absence of any such provision, all meetings shall be held at the registered office of the corporation in the State of Missouri

SECTION 4.                                              SECTION NOTICE OF SHAREHOLDERS’ MEETINGS.  Written or printed notice of each meeting of shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer of persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  Any notice of a shareholders’ meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the Corporation.  Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 5.                                              WAIVER OF NOTICE.  Any notice required by these By-Laws may be waived by the persons entitled thereto signing a waiver of notice before or after the time of such meeting and such waivers shall be deemed equivalent to the giving of said notice.

SECTION 6.                                              QUORUM OF OUTSTANDING SHARES.  Unless otherwise provided in the Articles of Incorporation or By-Laws, a majority of the outstanding shares entitled to vote at any meeting represented in person or by proxy, shall constitute a quorum at a meeting of shareholders; provided, that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote, but less than such quorum shall have the right successively to adjourn the meeting to a specified date not longer than ninety days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting.  Every decision of a majority of such quorum shall be valid as a corporate act unless a larger vote is required by this chapter.

SECTION 7.                                              CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE.  The Board of Directors shall have power to close the transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the dates of the aforenamed occurrences as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting; and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.  If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

SECTION 8.                                              VOTING LISTS.  The officer having charge of the transfer books for shares of the corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder’s expense, at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

SECTION 9.                                              VOTING OF SHARES.  Each outstanding share entitled to vote under the provisions of the articles of incorporation shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

SECTION 10.                                       CUMULATIVE VOTING.  In all elections for directors, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him in the corporation, multiplied by the number of directors to be elected at the election, and each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate, or distribute them among two or more candidates; and directors shall not be elected in any other manner.

SECTION 11.                                       PROXIES.  A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.  All proxies must conform to the requirements and restrictions of the General and Business Corporation Law of this State.

SECTION 12.                                       VOTING OF CERTAIN SHAREHOLDERS.  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares standing in the name of a deceased person may be voted by his personal representative, either in person or by proxy.  Shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

SECTION 13.                                       INFORMAL ACTION BY SHAREHOLDERS.  Any action required by the General and Business Corporation Law, Chapter 351, to be taken at a meeting of the shareholders of a corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.  Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and may be stated as such in any certificate or document filed under this chapter.  The secretary shall file such consents with the minutes of the meeting of the shareholders.

ARTICLE III

DIRECTORS

SECTION 1.                                              AUTHORITY.  The Corporation shall have a Board of Directors and the property and business of the Corporation shall be controlled and managed by the Board of Directors.

SECTION 2.                                              NUMBER, ELECTION AND DURATION.  The number of directors of the Corporation shall be    /    as stated in the Articles of Incorporation.  Directors shall be elected for a period of    /    years (not to exceed three years), however there shall be an annual election for such number or proportion of directors as may be found upon dividing the entire number of directors by the number of years composing a term.  At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders entitled to vote shall elect directors to hold office until the next succeeding annual meeting, except as herein provided.  Each director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified.

SECTION 3.                                              NOTICE TO SECRETARY OF STATE.  The Corporation shall give written notice to the Secretary of State of the number of directors of the Corporation.  The notice shall be given within thirty days of the date when the number of directors is fixed, and similar notice shall be given whenever the number of directors is changed.

SECTION 4.                                              VACANCIES.  Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; provided, however, that the Board of Directors may fill vacancies arising between the meetings of shareholders by reason of an increase in the number of directors or otherwise.  A director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected.  A director appointed to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be elected.

SECTION 5.                                              QUORUM.  A majority of the full Board of Directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors, and the act of the majority of such quorum present at any such meeting shall be the act of the Board of Directors.

SECTION 6.                                              REGULAR MEETINGS.  There shall be a regular meeting of the Board of Directors without other notice than this by-law immediately after and at the same place as the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings without notice other than such resolution.

SECTION 7.                                              SPECIAL MEETINGS.  A special meeting of the Board of Directors may be held either within or without the State of Missouri and said meeting may be called at the request of the president or any two members of the Board of Directors.

SECTION 8.                                              ATTENDANCE AT MEETINGS.  Unless specifically prohibited by the articles of incorporation, members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

SECTION 9.                                              NOTICE.  Notice of any special meeting shall be given at least          days previous thereto by written notice to each director at such director’s address.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice is to be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  The attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 10.                                       PRESUMPTION OF ASSENT.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent does not apply to a director who voted in favor of such action.

SECTION 11.                                       ACTION BY UNANIMOUS CONSENT OF DIRECTORS.  In accordance with the General and Business Corporation Law, Chapter 351.340, if all the directors severally or collectively consent in writing to any action to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held, and may be stated as such in any certificate or document filed under this chapter.  The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.  Accordingly, formal meetings of the directors need not be held where the action of all the directors shall be consented to in writing.

SECTION 12.                                       COMPENSATION.  The Board of Directors, in accordance with these by-laws shall have the authority to establish reasonable compensation for themselves in performing their duties as directors and for payment of their reasonable expenses.  No such payment shall preclude any director from serving the corporation in any other capacity and from receiving compensation therefor.

SECTION 13.                                       COMMITTEES.  The Board of Directors, by resolution adopted by a majority of the whole board, may designate two or more directors to constitute a committee.  Each such committee, to the extent provided in the resolution or in the bylaws of the corporation, shall have and exercise all of the authority of the Board of Directors in the management of the corporation; but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by the General and Business Corporation Law of this State.

ARTICLE IV

OFFICERS

SECTION 1.                                              NUMBER.  The officers of the corporation shall consist of a president, one or more vice-presidents, a treasurer, a secretary, and such other officers as may be elected by the Board of Directors.  Any two or more offices may be held by the same person.

SECTION 2.                                              ELECTION AND TERM OF OFFICE.  The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable.  Each officer shall hold office until such officer’s successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner herein provided.  Election of appointment of an office shall not of itself create contract rights.

SECTION 3.                                              VACANCIES.  Vacancies because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 4.                                              REMOVAL.  Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 5.                                              SALARIES OR COMPENSATION.  The Board of Directors shall have authority to establish salaries or reasonable compensation for the officers, and no officer shall be denied compensation by reason of the fact that he is also a director of the corporation.

SECTION 6.                                              BOND.  The Board of Directors, by resolution, may require the officers and agents of the Corporation, or any of them, to give bond to the Corporation, in sufficient amount and with sufficient surety, to secure the faithful performance of their duties, and to comply with such other conditions as the Board of Directors may from time to time require.

SECTION 7.                                              THE PRESIDENT.  The president shall be the principal executive officer of the corporation.  Subject to the control of the Board of Directors, he shall in general supervise and control all of the business and affairs of the corporation.  The president shall preside at all meetings of the shareholders and of the Board of Directors and the president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other office or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 8.                                              THE VICE-PRESIDENTS.  The vice-president (or in the event there be more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the

Board of Directors.  In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board of Directors or these by-laws, the vice-president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

SECTION 9.                                              THE SECRETARY.  The secretary shall (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation along with the power to sign with the president of the corporation certificates for shares of the corporation, issuance of which shall have been authorized by resolution of the Board of Directors; (f) certify these by-laws, resolutions of the shareholders and Board of Directors and committees thereof, and other documents of the corporation as true and correct copies thereof; and (g) in general perform all duties incident to the office of secretary and such other duties as are prescribed by these bylaws or the Act or as from time to time may be assigned to the secretary by the president or by the Board of Directors.

SECTION 10.                                       THE TREASURER.  The treasurer shall (a) have charge and custody for all of the funds and securities of the corporation and have charge and be responsible for the maintenance of adequate books of account for the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select; and (c) in general perform all of the duties incident to the office of the treasurer and such other duties as from time to time may be assigned to the treasurer by the president or by the Board of Directors.  If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 11.                                       ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.  The assistant secretaries, when authorized by the Board of Directors, may sign with the president or vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.  The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1.                                              CONTRACTS.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2.                                              LOANS.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

SECTION 3.                                              CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by one or more officers or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4.                                              DEPOSITS.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES,
UNCERTIFICATED SHARES AND
TRANSFER OF SHARES

SECTION 1.                                              CERTIFICATES REPRESENTING SHARES.  The issued shares of the corporation shall be represented by certificates or shall be uncertificated shares.  Certificates shall be signed by the appropriate corporate officers, shall contain such information or statement as may be required by law, and may be sealed with the seal, or a facsimile of the seal, of the corporation, if the corporation uses a seal.  If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles.

Unless otherwise provided by the articles of incorporation, the Board of Directors of the corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Law.  Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

SECTION 2.                                              LOST, DESTROYED OR STOLEN CERTIFICATES.  If a shareholder claims that a stock certificate has been lost, destroyed or wrongfully taken, the Board of Directors may, consistent with the requirements of law, impose reasonable requirements which must be satisfied prior to the issuance of a replacement certificate.

SECTION 3.                                              TRANSFER OF SHARES.  Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and, unless such shares by uncertificated shares, on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE VIII

DISTRIBUTIONS

The Board of Directors may authorize, and the corporation may make, distributions to its shareholders, subject to any restrictions in the articles of incorporation and subject to the limitations provided for in the Act.

ARTICLE IX

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and the words, “Corporate Seal” and “Missouri”.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is whatever required to be given under the provisions of the articles of incorporation or these by-laws, or the corporation laws of the State of Missouri, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

ARTICLE XI

AMENDMENTS

The By-Laws of the Corporation may be amended or repealed and new By-Laws may be adopted by a vote of the majority of shares represented in person or by proxy and entitled to vote, at any annual meeting of shareholders without notice, or at any special meeting of shareholders with notice setting forth the terms of the proposed By-Laws, amendment, or repeal.  The Board of Directors shall also have the power to make, alter, amend, or repeat the By-Laws of the Corporation to the extent that such power may be vested in the Board of Directors by the Articles of Incorporation. Any action taken pursuant to this Article of the By-Laws must be in conformance with the provisions of the General and Business Corporation Law pertaining to Amendments.